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                               RESEARCH CONTRACT

                                   AGREEMENT

    THIS AGREEMENT is made effective as of October 1, 1997 by and between PHOTOGEN, INC., a Tennessee corporation with offices in Knoxville, Tennessee (hereinafter referred to as "SPONSOR"), and the University of Tennessee, a public higher educational institution of the State of Tennessee with principal offices in Knoxville, Tennessee (hereinafter referred to as "UNIVERSITY").

                                  WITNESSETH:

    WHEREAS, the research project contemplated by this Agreement is of mutual interest and benefit to the SPONSOR and the UNIVERSITY and will further the instructional and research objectives of the UNIVERSITY in a manner consistent with its status as a wholly-owned, educational corporate agency of the State of Tennessee.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. STATEMENT OF WORK. The UNIVERSITY agrees to use its best efforts to perform the research project entitled, "FAST PULSED TWO PHOTON LASER PHOTODYNAMIC THERAPY: IN VIVO EVALUATION" under the direction of Mark G. Petersen, DVM ("Principal Investigator") pursuant to the terms of the protocol dated August 13, 1997 between the SPONSOR and the UNIVERSITY attached hereto as Exhibit A. The UNIVERSITY shall provide personnel, facilities, and resources as required to accomplish the work necessary to complete the project.

2. PERIOD OF PERFORMANCE. The period for the performance of the work shall be from October 1, 1997 to September 30, 1998.

3. PAYMENT. Total cost to the SPONSOR will be $178,100. Payments shall be made to the UNIVERSITY by the SPONSOR according to the following schedule:
    $29,684 upon execution of this Agreement; and $49,472 each on February 1, 1998, May 1, 1998 and August 1, 1998. Checks shall be made payable to THE UNIVERSITY OF TENNESSEE and shall be mailed to the following address:


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                                       University of Tennessee
                                       c/o Ms. Tonya C. Cromwell
                                       Morgan Hall, Rm. 107
                                       College of Veterinary Medicine
                                       PO BOX 1071
                                       Knoxville, TN 37901-1071

    All funds provided by SPONSOR under this Agreement may be used at the discretion of the UNIVERSITY in support of the work to be carried out under this Agreement.

4. TERMINATION. In the event that either the UNIVERSITY or SPONSOR defaults in the due performance of its respective obligations under this Agreement, or in the event that any representation or warranty by either of them proves to be false or incorrect and such default or breach is not cured within thirty (30) days of written notice by the other party, then the other party may elect to terminate this Agreement by giving written notice to the defaulting party, and this Agreement shall terminate upon the defaulting party's receipt of said notice. The parties recognize that the results of any particular research project cannot be guaranteed even through the use of the UNIVERSITY's best efforts; therefore, it is specifically agreed that the failure of the UNIVERSITY to achieve specific research results shall not constitute a default or breach of this Agreement.

5. EQUIPMENT. Title to any equipment purchased or manufactured by UNIVERSITY in the course of the research conducted under this Agreement or with the use of funds provided by SPONSOR shall vest in the UNIVERSITY.

6. PROPRIETARY INFORMATION OF THE PARTIES. The UNIVERSITY and SPONSOR recognize that the conduct of a research project may require the exchange of proprietary information between the parties. Accordingly, it is agreed that each party shall retain in confidence the proprietary information of the other party and shall not disclose such information to any other person, nor use such information, without the written permission of the other party, except in accordance with the terms of this Agreement.

    a. The term "proprietary information" as used herein shall not include any information which the recipient clearly shows by appropriate documentation:

        (1) Was at the time of receipt both legally and independently known to the receiving party, its agents, or employees;

        (2) Without breach of this Agreement by the receiving party has been published or is otherwise within the public knowledge or is generally known to the public at the time of disclosure;


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        (3)  Becomes known or available to the receiving party without restriction from a source other than the disclosing party, provided that such source has an unqualified right to disclose such information without restriction;

        (4) Becomes a part of the public domain after disclosure without breach of this Agreement by the receiving party; or

        (5) Is required by law, including the Tennessee Public Records Act, to be disclosed in which case UNIVERSITY will give SPONSOR prompt written notice of the required disclosure. SPONSOR may, in good faith and at its own expense, contest disclosure or seek confidential treatment.

7. PUBLICATION. The UNIVERSITY shall publish interim and/or final results of the investigation/research described in Article 1 of this Agreement, upon receipt of written approval from the SPONSOR, and the results to be published do not contain or divulge proprietary information as determined by the SPONSOR. The SPONSOR shall have 30 days from receipt of publication manuscripts to review the same for content. If SPONSOR fails to respond within 30 days, and the UNIVERSITY has obtained written approval from the SPONSOR to publish, the UNIVERSITY has the right to publish, and the UNIVERSITY shall incur no liability to the SPONSOR therefor.

8. INDEPENDENT CONTRACTOR. The UNIVERSITY's relationship to the SPONSOR in the performance of this Agreement is that of an independent contractor.

9. INDEMNIFICATION BY SPONSOR. The SPONSOR shall indemnify, defend and hold UNIVERSITY harmless from any and all claims and suits which are based on any injury or damage arising out of the research conducted hereunder (including, but not limited to, the clinical evaluation or testing of any drug or device included in this study if applicable) for any act or omission of the SPONSOR involving the use, manufacture or distribution of any product or process arising out of or involved with this Agreement.

10. LIMITATION OF LIABILITY ON BEHALF OF THE UNIVERSITY. The UNIVERSITY is self-insured under the provisions of the Tennessee Claims Commission Act, T.C.A. sections 9-8-301, ET SEQ., and its liability to SPONSOR and to third parties for the negligence of the UNIVERSITY and its employees is subject to the provisions of the Act. Accordingly, any liability of the UNIVERSITY for any damages, losses, or costs arising out of or related to acts performed by the UNIVERSITY under this Agreement is governed by the provisions of said Act.

11. NEGATION OF WARRANTIES BY THE UNIVERSITY. Although the UNIVERSITY will use its best efforts to perform the research as set forth in Article 1 of this Agreement, the UNIVERSITY makes no warranties, either expressed or implied, as to the results of such research or the merchantability or fitness for a particular purpose of


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    the research or any Development (as hereinafter defined) arising out of the research. The UNIVERSITY shall not be liable for any direct, consequential, or other damages suffered by the SPONSOR or others which may result from the use of the research result or any Development arising out of the research.

12. KEY PERSONNEL. MARK G. PETERSEN, DVM, Principal Investigator, is considered to be essential to the work performed under this Agreement. Substitutions for or substantial changes in his level of effort will not be made without the prior written approval of SPONSOR.

13. PRE-EXISTING INTELLECTUAL PROPERTY RIGHTS OF THE PARTIES. Neither party claims by virtue of this Agreement any right, title, or interest in (a) any issued or pending patents or copyrights owned or controlled by the other party or (b) any previous invention, process, software, or product of another party, whether or not protected under the intellectual property laws of the United States or any other country.

14. INVENTIONS AND DATA.

    a. Developments (as defined in Exhibit B attached hereto and made a part hereof) directly resulting from the performance of the work described in Article 1 of this Agreement shall be the property of the SPONSOR. However, the UNIVERSITY shall retain the right to use such Developments for internal education, research and academic purposes. UNIVERSITY agrees to the Covenants attached as Exhibit B to this Agreement.

    b. The original data generated as a result of the performance of the work described in Article 1 of this Agreement shall be provided to SPONSOR, and SPONSOR may use such data as it deems advisable. However, this provision shall not be interpreted to restrict the UNIVERSITY's publication rights under Article 7 of this Agreement.

15. USE OF PARTIES' NAMES. Neither party to this Agreement shall use the name of the other party in any form of publicity without the written permission of that party.

16. MODIFICATION. This Agreement constitutes the sole, full, and complete agreement by and between the parties, and no amendments, changes, additions, deletions, or modifications to or of this Agreement shall be valid unless reduced to writing, and signed by the parties.

17. NOTICES AND OTHER COMMUNICATIONS. With the exception of research funds paid by SPONSOR under the provision of Paragraph 3, all notices and other communications between the parties shall be deemed sufficiently given when hand


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    delivered or sent by prepaid United States mail or other recognized carrier, addressed as follows:

    a.   If to SPONSOR:

         John Smolik
         President, CEO
         PHOTOGEN, Inc.
         7327 Oak Ridge Highway
         Knoxville, TN 37931

    b.   If to the UNIVERSITY:

         Mark G. Petersen, DVM
         Department of Small Animal Clinical Sciences
         College of Veterinary Medicine
         University of Tennessee
         P.O. Box 1071
         Knoxville, TN 37901-1071

    Either party may change its address by written notice given to the other party. It is specifically provided that this notice provision shall not be construed in such a manner as to abrogate the provisions of Section 16 regarding modification for this Agreement.

18. GOVERNING LAW. This Agreement is made and entered into in the State of Tennessee and its validity and interpretation and the legal relations of the parties to it shall be governed by the law of the State of Tennessee.

THIS AGREEMENT shall not be considered accepted, approved, or otherwise effective until the signature of each party is affixed in the space provided below.

IN WITNESS WHEREOF, signifying their acceptance of and agreement to be bound by the terms and conditions of this Agreement, the signatures of the parties are affixed hereto:


PHOTOGEN, INC.                         THE UNIVERSITY OF TENNESSEE

By: /s/ John Smolik                    By: /s/ J.R. Gissel
   --------------------------             --------------------------
     John Smolik                            J.R. Gissel
     President, CEO                         Director
     PHOTOGEN, Inc.                         Institute of Agriculture Business

Date: 10/31/97                         Date: 10/30/97
     ----------------------------           ----------------------------


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                                                             EXHIBIT A PROTOCOL

   Protocol attached to November 13, 1997 letter between SPONSOR and UNIVERSITY.

                                                  EXHIBIT B TO RESEARCH CONTRACT

                                   COVENANTS

    1. UNIVERSITY will make full and prompt disclosure to SPONSOR of all "Developments" which are created, made, conceived, or reduced to practice in whole or in part by UNIVERSITY during the period of UNIVERSITY's engagement under the Research Contract or for a period of three years thereafter. "Developments" means all copyright, patent, and trademark rights, and all improvements, inventions, technologies, methods, applications, discoveries, drawings, and other know-how and developments resulting from the project described in Article 1 of the Research Contract, whether or not subject to U.S. or foreign Patent and Trademark Office, U.S. Copyright Office or other registration.

    2. Subject only to UNIVERSITY's rights in Article 7 and in Article 14(a) of the Research Contract (which remain subject to the confidentiality provisions hereof), all Developments and all U.S. and foreign copyright, patent and trademark rights, and any other proprietary rights pertaining to any Developments, and all renewals and extensions thereof, shall vest in and be owned exclusively by SPONSOR; and UNIVERSITY hereby transfers and assigns all of its right, title and interest in and to the foregoing to SPONSOR. SPONSOR shall have the right to use and sell any Developments or any product incorporating any Developments free of any royalty to UNIVERSITY and UNIVERSITY agrees to execute and deliver to SPONSOR any and all assignments, applications and other instruments that may be necessary to secure such rights to SPONSOR.

    3. For purposes of the Research Contract and subject to Article 6 thereof, the term "proprietary information" means information relating to the work and/or project and any other information not generally known in the industry including, but not limited to, the Developments and the design, production, marketing, sale or distribution of the products and services marketed or used (or proposed to be marketed or used) by SPONSOR. Subject to the Research Contract, UNIVERSITY agrees not to, directly or indirectly, disclose any proprietary information to others or to make use of it for any purpose except to perform services under the Research Contract, during UNIVERSITY's engagement hereunder and for a period of five (5) years after termination or expiration of UNIVERSITY's engagement, whether or not such proprietary information is produced by UNIVERSITY's own efforts; provided, however, that at the end of such five years and at the end of each five year period thereafter, SPONSOR may deliver written notice to UNIVERSITY identifying information that in SPONSOR's judgment continues to be proprietary information, in which case the proprietary information so identified shall continue to be subject to the provisions of this Agreement for one or more additional five-year periods.

    4. Upon termination of the Research Contract, UNIVERSITY shall promptly deliver all memoranda, books, papers, letters, formulas, drawings, manuals, notes, reports, computer disks or tapes, all copies of the foregoing, and all other materials (whether or not reduced to written or tangible form) relating to the work and/or project (including the Developments) requested in writing by SPONSOR, which are in UNIVERSITY's possession or under its control.


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UNIVERSITY may retain one copy of the foregoing for its records, which shall in all events be subject to the provisions hereof.

    5. Except as expressly set forth in this Agreement, UNIVERSITY's obligations hereunder shall survive the termination or expiration of the Research Contract. This Agreement shall be binding upon the parties and their respective affiliates, officers, employees and independent contractors and shall inure to the benefit of the parties and their respective successors and assigns.

    6. SPONSOR reserves any available remedies to enforce the Research Contract or this Exhibit B.






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